Exhibit 99.1
Disease-modifying medicines for neurodegenerative disorders Perspective from a pre-Commercial Company August 2023

2 Confidential • Why we work in age-related neurodegenerative conditions • What we are doing to prepare for Phase 3 clinical trials & commercialization • How we fund our company Agenda for Investor Discussion

3 Confidential FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this presentation, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash, financial resources and product candidates, including CT1812, and any expected or implied benefits or results, including that initial clinical results observed with respect to CT1812 will be replicated in later trials, our clinical development plans, are forward-looking statements. These statements, including statements related to the timing and expected results of our clinical trials, involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this presentation and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to secure new (and retain existing) grant funding, our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, preclinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the SEC that are available on www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. TRADEMARKS This presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the TM, SM © or ® symbols, but we will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. MARKET & INDUSTRY DATA Projections, estimates, industry data and information contained in this presentation, including the size of and growth in key end markets, are based on information from third-party sources and management estimates. Although we believe that these third party-sources are reliable, we cannot guarantee the accuracy or completeness of these sources. Our management’s estimates are derived from third-party sources, publicly available information, our knowledge of our industry and assumptions based on such information and knowledge. Our management’s estimates have not been verified by any independent source. All of the projections, estimates, market data and industry information used in this presentation involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. In addition, projections, estimates and assumptions relating to us and our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including, but not limited to, those described above, that could cause future performance to differ materially from our expressed projections, estimates and assumptions or those provided by third parties. Forward-looking Statements

Multiple Near-term Catalysts



2019
2020
2021
2022
2023
2024
2025
Alzheimer's Development
Topline
Ph2 SEQUEL (COG0202) qEEG
COMPLETE
Interim analysis (n=24)
SHINE/SPARC biomarker data
LPI
SHINE Topline
End-of-Phase 2 meeting
Ph2 SHINE (COG0201) Mild-Mod AD
Protocol clearance
Ph2 START (COG0203) Early AD
RECRUITING
DLB Development
LPI
SHIMMER Topline
End-of-Phase 2 meeting
Ph2 SHIMMER (COG1201) DLB
GA / Dry AMD Development
IND clearance
Ph2 MAGNIFY (COG2201) GA
ENROLLING

4 Confidential

5 Confidential • The Why: Our science shows we can impact intractable conditions. Our senior team is driven to treat Alzheimer’s disease and mitigate fear. Commercial executives have developed programs with pharma interest in mind. • The What: Our Pittsburgh Labs were formed to identify specific neurodegeneration targets. The result is an oral candidate, a well-defined clinical target, and clinical & regulatory programs underpinned by a biomarker strategy. • The How: Strong community support from Alzheimer’s disease specialists, funding entities including the NIA and MJFF, and investors has enabled our research and clinical operations. Cognition Therapeutics – Our Company

6 • Within the amyloid hypothesis, oligomers are a pathogenic form produced early in disease • Innovation lies in blocking toxic oligomer binding and displacing bound oligomers - High degree of blood brain barrier penetration, thus reaches its target - Disease-modifying impact on synapses • Potential breakthrough efficiency: treating Alzheimer’s disease with an oral drug, minimizing imaging requirements and associated side effects • Familiar small molecule chemistry and receptor targeting • Manufactured from easily sourced materials Innovative and familiar A Pipeline in a Pill – lead candidate CT1812

Our Science The Why:

8 Confidential The Founding Scientists’ Goal was to Identify Protective Mechanisms for Neuronal Damage in AD Platform-enabled product company built on novel library & screening assay Novel phenotypic screening assay >21 DIV primary hippocampal/cortical neuronal cultures in vitro models mature nervous system in vivo Disease-relevant Functional readouts Autophagy, Lipid membrane trafficking Novel proprietary chemical library More than 10k compounds screened Candidate identification and development 5 distinct chemical series, each with 100s of analogues CT1812 and other σ-2 compounds

9 • Robust scientific legacy has defined biological effects of σ-2 modulation, resulting in new molecules • Behavioral data from in vivo animal models and in vitro studies • CT1812 is in multiple Phase 2 clinical trials • Science vetted through peer-reviewed publications and peer-reviewed NIA grant process σ-2 is a druggable receptor target CT1812 Operates at a Cellular Level to Protect Neurons and Processes Impaired in Neurodegenerative Disease

10 Confidential Aβ monomer Anti-oligomer Mab CT1812: A Novel Approach Within the Established Amyloid Cascade Anti-protofibril Mab Anti-plaque Mab Protect Synapses: • Small molecule ligand to the σ-2 receptor displaces Aβ oligomers and prevents their binding to synapses Lower Aβ: • Monoclonal antibodies bind to Aβ proteins • Immunotherapeutic vaccines generate immune response to Aβ proteins Aβ oligomer CT1812 σ-2 receptor Small Molecule complex TMEM97 PGRMC1

11 Confidential Our MoA Video: https://vimeo.com/800999561

Our Target Product Profile and Trials The What:

13 Confidential • Labeled for initiation of use only in early and mild Alzheimer’s patients • CMS coverage is evolving along with considerations for total cost burden - Therapy - Monitoring requirements / imaging The Evolving AD Market Needs Oral Therapy Recent Breakthroughs include: ✓ Conditional approval for Aduhelm, ✓ Full approval for Leqembi ✓ BLA filing of donenamab

14 Confidential Alzheimer's Research Continues to Expand New mechanisms being developed 0 25 50 75 100 125 150 Compound MoA Compound MoA 93 Drugs in Development in 2016 (68 are disease modifying) Other Anti-tau Anti-Aβ MAb Small molecule 143 Drugs in Development in 2022 (119 are disease modifying) Other Anti-tau Anti-Aβ MAb Small molecule - Metabolic - Anti-inflammatory - Neuroprotective - Metabolic - Anti-inflammatory - Neuroprotective - Oxidative stress - Gut-Brain axis - Proteostasis - Autophagy - Neurogenesis - Growth factors Cummings J, et al. Alzheimer's drug-development pipeline: 2016. Alzheimer’s Dement. 2016. 2: 222-232. Cummings J, et al. Alzheimer's disease drug development pipeline: 2022. Alzheimer’s Dement. 2022; 8:e12295

15 • Routine diagnostic examinations • Once-daily oral therapy • Modest side effect profile • No imaging requirements; reduced associated economics • Limited potential for ARIA • Minimized caregiver burden of administration and monitoring requirements • Strong intellectual property position on key parameters of drug & treatment Addresses Patient Care and Caregiver Needs and Economic Burden of Treatment Our goal: Develop and Launch A Commercially Successful AD Drug

16 Confidential • Clinical trial design consistent with established regulatory endpoints • FDA interactions supportive of trial plans • Strong intellectual property including filings and issued patents • Commercial product profile with competitive differentiation • Well considered pricing strategy Considerations for Potential Pharma Partners

17 Confidential "Conversations" Episode 1: Dementia with Lewy Bodies Featuring: • James Galvin, MD, MPH, Univ of Miami Miller School of Medicine Episode 2: Amyloid Lowering Key Insights from Recent Data Featuring: • Christopher H. van Dyck, MD, Yale University School of Medicine • Anton P. Porsteinsson, MD, Univ of Rochester School of Medicine and Dentistry Episode 3: What if it’s not Alzheimer’s? The Caregiver’s Perspective on Lewy Body Dementia Featuring: • Norma Loeb, Lewy Body Dementia Resource Center • Mary Lou Falcone, caregiver Episode 4: Insights for the HCP Recognizing Dementia w Lewy Bodies Featuring: • Brendan Kelley, MD, Univ of Texas SW • Sarah B. Berman, MD, PhD, Univ of PGH • James Leverenz, MD, Cleveland Clinic Lou Ruvo Center for Brain Health • David Shprecher, DO, Banner Sun Health Research Institute https://cogrx.com/conversations/ Episode 5: Proteomics & Pathways of Neurodegeneration Featuring: • Charlotte Teunissen, PhD, Amsterdam University Medical Center • Nicholas Seyfried, PhD, Emory University School of Medicine • Henrik Zetterberg, MD, PhD, Gothenburg University Our development efforts include patient, caregiver and KOL input

What We Have Learned From Clinical Trials to Date

Endpoint of Interest:

Endpoint	Trial	Results
Target engagement	SNAP[1]	CT1812 engages target for neuroprotection
Anatomical effect	SPARC	Demonstrated effect on slowing brain atrophy
Preliminary cognitive improvement	SHINE-A[1]	Demonstrated 3+ point difference in cognition measured by ADAS-COG ay Day 185
Neurophysiology	SEQUEL	Brain wave patterns move toward normalization across multiple measures

1. *AD/PD™ 2022 & LaBarbera, et al. Transl Neurodegener 2023*

18 *Confidential*

COGNITION™ Therapeutics

19 Confidential ✓ Completed: - Unbiased analyses of plasma and CSF samples from: • Phase 1/2 • SHINE Cohort A • SPARC • SHINE A / SPARC pooled • SEQUEL - Identified candidate biomarkers of CT1812 target engagement ❑ Next steps: - Analyze SHINE and SHIMMER clinical data to determine correlation of biomarkers with cognitive outcomes - Evaluate prospective study to assess predetermined biomarkers Our Biomarker Strategy: Measure Impact on Synapse Health, Neuroinflammation and Amyloid Biology

20 Confidential • Estimating enrollment of 700-1,500 participants each in two studies - Global enrollment - Randomized 2:1 to CT1812 or placebo - Phase 2 results inform duration of treatment • Stratification with concomitant therapy • Initiate HEOR (heath economics, outcomes research) and pricing research Phase 3 program supported by clinical data to date and validation of mechanism Phase 2 Program Informs Phase 3 & Regulatory Strategy

Support for Research and Clinical Trials The How:

22 Confidential Funding Org Year Project Amount National Institute on Aging (NIH) 2016 COG0101 Ph1b first-in-patient trial for CT1812 $2,410,669 National Institute on Aging (NIH) 2016 COG0102 Ph1b/2a Clinical Trial for CT1812 $2,410,669 National Institute on Aging (NIH) 2017 COG0104 Ph1 SNAP Study: CSF Catheter $2,527,271 National Institute on Aging (NIH) 2017 COG0105 Ph1 SPARC Study: SV2a PET $4,795,774 National Institute on Aging (NIH) 2018 COG0201 Ph2 SHINE Study $16,848,329 National Institute on Aging (NIH) 2019 COG0202 Ph2 SEQUEL Study: qEEG $3,300,642 National Institute on Aging (NIH) 2020 COG0203 Ph2 Study with ACTC $80,974,766 National Institute on Aging (NIH) 2021 COG0108 Study: hAME $1,642,783 National Institute on Aging (NIH) 2021 COG0201 Ph2 SHINE Amendment $13,634,548 National Institute on Aging (NIH) 2021 COG1201: Study: DLB $29,498,048 National Institute on Aging (NIH) 2022 COG0202 Ph2 SEQUEL Supplement $2,144,409 NIH and others 2010-2018 Ten Preclinical Programs $10,359,971 $170,547,879 Long History of Financial Support, Competitively Won From NIA Partners

Financial Position Financials as of June 30, 2023 • Cash and Cash Equivalents: $37.2 million • Expected cash runway through third quarter of 2024 Grant funding for CT1812 studies as of June 30, 2023 • Preclinical through Phase 2: appx $171.0 million − Approximate funding used: ($89.2 million) − Remaining grant funding: $81.8 million

24 Confidential • Develop protocol for prospective biomarker study • Complete dementia trials: mild-moderate Alzheimer’s and DLB • Progress START study in early Alzheimer’s disease • Advance MAGNIFY study in dry AMD • Initiate research on IRA & pricing impact • Conduct KOL panels on product profile • Ascertain Initial support for pharma engagement Next Steps: Preparations for Phase 3 & Commercialization

Thank You Tony Caggiano, MD, PhD CMO and Head of R&D 914-221-6730 acaggiano@cogrx.com Lisa Ricciardi President & CEO 917-658-5789 lricciardi@cogrx.com John Doyle Chief Financial Officer 603-860-1078 jdoyle@cogrx.com